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                                                                    Exhibit 99.1

PATRON AND TELSECURE SIGN WIRELESS SECURITY AGREEMENT
Wednesday, January 22, 7:00 am EST

 PATRON TO BUILD INFORMATION SECURITY MODULES FOR TELSECURE'S EMOBILE WIRELESS
            BUSINESS APPLICATIONS UNDER JOINT DEVELOPMENT INITIATIVE


Chicago, IL and London, UK --(BUSINESS WIRE)-- January 22, 2003 -- Patron Holdings, Inc. (OTCBB: PAHG) announced today that it has signed a memorandum of understanding (MOU) with TELSECURE (UK) LTD, a company pursuing wireless business application development for several service providers and financial services institutions across Europe and Asia. Under the terms of the MOU, Patron will develop an information security platform and broad-based suite of security products to support TELSECURE's wireless business application development project.

In addition to this software development project, TELSECURE has agreed to provide Patron with a 5-year, 20% net profit royalty on all business applications sold using Patron's security applications. Patron will also retain exclusive rights to market the jointly developed wireless business applications in North America for a period of 10 years. TELSECURE will receive a 20% net profit royalty on products sold in North America.

"The burgeoning application market to support business activities such as transportation, supply chain management and financial management, coupled with the dynamic growth of wireless networks and devices has created a significant information security vacuum- a vacuum that within the next few years will need to be filled," commented Patrick J. Allin, CEO of Patron Holdings, Inc.. "Together with TELSECURE, we have the opportunity to not only drive the development of wireless business applications to increase communication and productivity across the enterprise, but to do so for and within trusted information security environments."

According to the UMTS Forum in an article published in March 2002, the market for mobile e-business applications, running on the popular technology GPRS and 3G networks supporting IP alone could be generating annual revenues of over $335 billion for developers by 2010.

Contacts:

       Patron Holdings, Inc., Chicago
       Marie Graul, CFO 847.340.0527
       IR@patronsystems.net
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About Patron Holdings, Inc.

Patron Holdings, Inc. is a development-stage information security company incorporated in April 2002 to provide security services and technology products to global enterprises. Patron's Security Services Group intends to work with organizations to provide comprehensive, certifiable solutions for trusted information environments. Initial offerings

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are contemplated to include vulnerability assessments, compliance and certification reviews, training, remediation, monitoring, and managed services. Patron's Technology and Products Group, through its planned acquisition of third generation software and hardware, plans to help enterprises address security needs holistically throughout the IT environment. Patron Systems intends to deploy products maintaining the highest standards of independence, product quality and functionality, as well as ROI for the client organization.

Forward Looking Statements

The statements made in this press release are forward-looking and are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, the ability to complete the proposed reincorporation merger or any proposed acquisitions, the ability of Patron or TELSECURE (UK) LTD to execute effectively its business plan, changes in the market for information security solutions, changes in market activity, anticipated increases in customers, seasonality, the development of new products and services, the enhancement of existing products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements made in this document that are not purely historical are forward-looking statements, including any statements as to beliefs, plans, expectations, or intentions regarding the future. Patron and TELSECURE (UK) LTD assume no obligation to update information concerning its expectations.